As filed with the Securities and Exchange Commission on March 7, 1997
                                                     Registration No. __________

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       __________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       __________________________________
                                MGM GRAND, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                     88-0215232
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)

     3799 Las Vegas Boulevard South
     Las Vegas, Nevada                            89109
     (Address of Principal Executive Offices)     (Zip Code)

                      ___________________________________

                                MGM GRAND, INC.
                           EMPLOYEE STOCK BONUS PLAN

                           (Full title of the Plans)
                     _____________________________________

                                 SCOTT LANGSNER
                            Secretary and Treasurer
                                MGM GRAND, INC.
                         3799 Las Vegas Boulevard South
                            Las Vegas, Nevada  89109
                    (Name and address of agent for service)
                                 (702) 891-3333
         (Telephone number, including area code, of agent for service)

                     _____________________________________

                        CALCULATION OF REGISTRATION FEE

TITLE OF                              PROPOSED            PROPOSED
SECURITIES            AMOUNT          MAXIMUM             MAXIMUM             AMOUNT OF
TO BE                 TO BE           OFFERING PRICE      AGGREGATE           REGISTRATION
REGISTERED            REGISTERED      PER SHARE           OFFERING PRICE      FEE
--------------------------------------------------------------------------------------------
Common Stock,
$.01 par value        106,000 shares  $34.3125(1)         $3,637,125(1)       $1,103(1)
per share
============================================================================================

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system on March 6, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by MGM GRAND, INC. (the "Registrant") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

     (c) The description of the Registrant's Common Stock, $.01 par value per share, contained in the Registrant's Registration Statement with respect to the Common Stock under the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Terry N. Christensen, a director of the Registrant and a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, which is rendering an opinion in connection herewith as to the validity of the Registrant's Common Stock, together with all other attorneys in such firm participating in the preparation of this Registration Statement, beneficially own an aggregate of 2,100 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

     Article II, Section 12 of the Registrant's Bylaws provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

     In accordance with the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the federal securities laws.

     The Registrant carries directors and officers liability insurance policies with a limit of $15,000,000.00. Such policies expire on October 31, 1997.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS

     4.  MGM Grand, Inc. Employee Stock Bonus Plan.

     5. Legal opinion and consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.

     23(a). Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (set forth as part of Exhibit 5 above)

     23(b).    Consent of Arthur Andersen LLP.


Item 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
     --------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 20th day of February, 1997.

                                 MGM GRAND, INC.
                                  (REGISTRANT)



                                 By: /s/ J. TERRENCE LANNI
                                     ----------------------------------
                                     J. Terrence Lanni
                                     Chairman of the Board of Directors
                                     and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated:  February 20, 1997                  /s/ J. TERRENCE LANNI
                                           ------------------------------------
                                           J. Terrence Lanni
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer
                                           (Principal Executive Officer)

Dated:  February 20, 1997                  /s/ ALEX YEMENIDJIAN
                                           -------------------------------------
                                           Alex Yemenidjian
                                           President, Chief Operating Officer
                                           and Chief Financial Officer and
                                           Director (Principal Financial and
                                           Accounting Officer)

Dated:  February 20, 1997                  /s/ FRED BENNINGER
                                           -------------------------------------
                                           Fred Benninger
                                           Vice Chairman of the Board of
                                           Directors

Dated:  February 20, 1997                  /s/ JAMES D. ALJIAN
                                           -------------------------------------
                                           James D. Aljian
                                           Director


Dated:  February 20, 1997                  /s/ TERRY N. CHRISTENSEN
                                           -------------------------------------
                                           Terry N. Christensen
                                           Director


Dated:                                     -------------------------------------
                                           Glenn A. Cramer
                                           Director


Dated:                                     -------------------------------------
                                           Willie D. Davis
                                           Director


Dated:                                     -------------------------------------
                                           Alexander M. Haig, Jr.
                                           Director


Dated:                                     -------------------------------------
                                           Kirk Kerkorian
                                           Director


Dated:  February 20, 1997                  /s/ WALTER M. SHARP
                                           -------------------------------------
                                           Walter M. Sharp
                                           Director


Dated:  February 20, 1997                  /s/ JEROME B. YORK
                                           -------------------------------------
                                           Jerome B. York
                                           Director